UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events.

As previously reported, on November 21, 2024, the Company’s Board of Directors (the “Board”) approved entry into an inducement letter (“Inducement Letter”) that provides, during the period beginning on November 21, 2024, and continuing through December 19, 2024, for the lowering of the exercise price of the Warrants and, for each share of common stock exercised under the Warrants, providing the participating holder with a new warrant (“New Warrant”) for that same number of shares of common stock (the “Warrant Exercise Inducement Program”). The “Warrants” consisted of those certain common stock purchase warrants to purchase (i) up to 52,482 shares of our common stock, originally issued on or around September 14, 2022, (ii) up to 261,968 shares of our common stock, originally issued on or around November 8, 2023, (iii) up to 186,496 shares of our common stock, originally issued on or around April 2, 2024, and (iv) up to 2,697,136 shares of our common stock, originally issued on or around April 22, 2024. With the Board’s consent effective December 17, 2024, the Warrant Exercise Inducement Program was extended from December 19, 2024, until December 27, 2024. All other terms as provided in the Inducement Letter remain unchanged.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: December 20, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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